December 8, 2016

To the Trustees of

John Hancock Funds II

601 Congress Street

Boston, MA 02210

Re: Class R4 Rule 12b-1 Fee Waiver Letter Agreement

With reference to the Distribution Plan entered into by and between John Hancock Funds, LLC (the “Distributor”) and John Hancock Funds II (the “Trust’), on behalf of Class R4 shares of certain series thereof (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Distributor agrees to contractually waive and limit its Rule 12b-1 distribution fees and/or service fees applicable to Class R4 shares of the Funds set forth in Appendix A hereto to the extent necessary to achieve the aggregate distribution and service fees and for the period set forth in such Appendix. The expense waiver agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Distributor based upon a determination that this is appropriate under the circumstances at that time.

2. We understand and intend that the Trust will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statements on Form N-1A for the Trust and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trust to so rely.

Sincerely,

JOHN HANCOCK FUNDS, LLC

By:	/s/Jeffrey H. Long
Jeffrey H. Long
Vice President, Finance

Agreed and Accepted

By:	/s/Charles Rizzo_____
Charles Rizzo
Chief Financial Officer, John Hancock Funds II

A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

Fund	Class R4 Rule 12b-1 Fee	Expiration Date
Alternative Asset Allocation Fund	0.15%[1]	December 31, 2017[1]
Retirement Choices Income Portfolio	0.15%[1]	December 31, 2017[1]
Retirement Choices at 2020 Portfolio	0.15%[1]	December 31, 2017[1]
Retirement Choices at 2025 Portfolio	0.15%[1]	December 31, 2017[1]
Retirement Choices at 2030 Portfolio	0.15%[1]	December 31, 2017[1]
Retirement Choices at 2035 Portfolio	0.15%[1]	December 31, 2017[1]
Retirement Choices at 2040 Portfolio	0.15%[1]	December 31, 2017[1]
Retirement Choices at 2045 Portfolio	0.15%[1]	December 31, 2017[1]
Retirement Choices at 2050 Portfolio	0.15%[1]	December 31, 2017[1]
Retirement Choices at 2055 Portfolio	0.15%[1]	December 31, 2017[1]
Retirement Choices at 2060 Portfolio	0.15%	December 31, 2017
Lifestyle Aggressive Portfolio	0.15%[2]	April 30, 2018[2]
Lifestyle Growth Portfolio	0.15%[2]	April 30, 2018[2]
Lifestyle Balanced Portfolio	0.15%[2]	April 30, 2018[2]
Lifestyle Moderate Portfolio	0.15%[2]	April 30, 2018[2]
Lifestyle Conservative Portfolio	0.15%[2]	April 30, 2018[2]
Retirement Living through 2010 Portfolio	0.15%[1]	December 31, 2017[1]
Retirement Living through 2015 Portfolio	0.15%[1]	December 31, 2017[1]
Retirement Living through 2020 Portfolio	0.15%[1]	December 31, 2017[1]
Retirement Living through 2025 Portfolio	0.15%[1]	December 31, 2017[1]
Retirement Living through 2030 Portfolio	0.15%[1]	December 31, 2017[1]
Retirement Living through 2035 Portfolio	0.15%[1]	December 31, 2017[1]
Retirement Living through 2040 Portfolio	0.15%[1]	December 31, 2017[1]
Retirement Living through 2045 Portfolio	0.15%[1]	December 31, 2017[1]
Retirement Living through 2050 Portfolio	0.15%[1]	December 31, 2017[1]
Retirement Living through 2055 Portfolio	0.15%[1]	December 31, 2017[1]
Retirement Living through 2060 Portfolio	0.15%	December 31, 2017
New Opportunities Fund	0.15%[1]	December 31, 2017[1]
Global Equity Fund	0.15%[1]	December 31, 2017[1]
Absolute Return Currency Fund	0.15%	November 30, 2017
Fundamental All Cap Core Fund	0.15%	November 30, 2017
Fundamental Large Cap Value Fund	0.15%	November 30, 2017
Short Duration Credit Opportunities Fund	0.15%	November 30, 2017
Emerging Markets Debt Fund	0.15%[1]	December 31, 2017[1]

1 At the December 6-8, 2016 meeting of the Board of Trustees of the Trust, the Distributor notified the Board of, and the Board approved, the extension of the waivers and limits of the Rule 12b-1 distribution fees and/or service fees for Class R4 shares of the Funds set forth above to December 31, 2017, each effective upon the current expiration date of December 31, 2016.

2 At the December 6-8, 2016 meeting of the Board of Trustees of the Trust, the Distributor notified the Board of, and the Board approved, the extension of the waivers and limits of the Rule 12b-1 distribution fees and/or service fees for Class R4 shares of the Funds set forth above to April 30, 2018, each effective upon the current expiration date of April 30, 2017.